                                                                   EXHIBIT 99.02


                                PANOPTICON, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                      INDEX

                                                                             PAGE
                                                                             ----
Report of Independent Auditors .........................................       2
Balance Sheets .........................................................       3
Statements of Operations ...............................................       4
Statements of Net Capital Deficiency ...................................       5
Statements of Cash Flows ...............................................       6
Notes to Financial Statements ..........................................       7

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Panopticon, Inc.

        We have audited the accompanying balance sheets of Panopticon, Inc. (a development stage company) as of December 31, 1998 and 1999, and the related statements of operations, cash flows, and net capital deficiency for the period from inception (May 15, 1998) to December 31, 1998, the year ended December 31, 1999 and the period from inception (May 15, 1998) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panopticon, Inc. at December 31, 1998 and 1999, and the results of its operations and its cash flows for the period from inception (May 15, 1998) to December 31, 1998, the year ended December 31, 1999, and the period from inception (May 15, 1998) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

        The accompanying financial statements have been prepared assuming that Panopticon will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital and net capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                       /s/ Ernst & Young LLP

San Jose, California
October 12, 2000

                                PANOPTICON, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                 ASSETS
                                                         DECEMBER 31,     DECEMBER 31,        JUNE 30,
                                                            1998             1999               2000
                                                         -----------      -----------       -----------
                                                                                            (unaudited)
Current assets:
  Cash and cash equivalents ........................      $   5,654       $   321,141       $    73,260
  Prepaid expenses and other current assets ........            113            11,009               548
                                                          ---------       -----------       -----------
          Total current assets .....................          5,767           332,150            73,808
                                                          ---------       -----------       -----------
Property and equipment, net ........................            536            26,472           189,440
Other assets .......................................          2,413           314,712            39,872
                                                          ---------       -----------       -----------
          Total assets .............................      $   8,716       $   673,334       $   303,120
                                                          =========       ===========       ===========

                                LIABILITIES AND NET CAPITAL DEFICIENCY

Current liabilities:
  Notes payable to stockholders ....................      $      --       $        --       $   250,000
  Accounts payable .................................          2,616           116,587           363,031
  Accrued liabilities ..............................             --            63,838           266,573
  Current portion of long-term debt ................             --           625,000                --
                                                          ---------       -----------       -----------
          Total current liabilities ................          2,616           805,425           879,604
Long-term debt, net of current portion .............         52,450           220,000                --
                                                          ---------       -----------       -----------
          Total liabilities ........................         55,066         1,025,425           879,604
                                                          ---------       -----------       -----------
Commitments (Note 5)
Stockholders' equity (net capital deficiency):
  Series A Convertible Preferred Stock: no par
     value; 2,500,000 shares authorized; 2,220,759
     shares issued and outstanding at June 30, 2000
     (unaudited) (liquidation value $1,477,386 at
     June 30, 2000) (unaudited) ....................             --                --         1,477,386
  Common Stock: no par value; 10,000,000 shares
     authorized; 4,000,000, 4,472,000 and 5,318,362
     shares issued and outstanding at December 31,
     1998 and 1999 and June 30, 2000 (unaudited),
     respectively ..................................        140,000           156,520           310,951
  Additional paid-in capital .......................             --           350,626         1,504,475
  Deferred stock-based compensation ................             --            (4,481)         (422,569)
  Deficit accumulated during the development
  stage ............................................       (186,350)         (854,756)       (3,446,727)
                                                          ---------       -----------       -----------
          Total net capital deficiency .............        (46,350)         (352,091)         (576,484)
                                                          ---------       -----------       -----------
          Total liabilities and net capital
            deficiency .............................      $   8,716       $   673,334       $   303,120
                                                          =========       ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                                PANOPTICON, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                FOR THE                           FOR THE
                                                              PERIOD FROM                       PERIOD FROM
                                                               INCEPTION,                        INCEPTION,
                                                              MAY 15, 1998,                     MAY 15, 1998,
                                                                THROUGH         YEAR ENDED        THROUGH
                                                              DECEMBER 31,      DECEMBER 31,    DECEMBER 31,
                                                                 1998              1999            1999
                                                              ------------     ------------     ------------

OPERATING EXPENSES:
  Research and development ..............................      $  15,318       $   180,952       $ 196,270
  Sales and marketing ...................................         10,552           141,082         151,634
  General and administrative ............................        160,480           328,467         488,947
                                                               ---------       -----------       ---------
          Total operating expenses ......................        186,350           650,501         836,851
                                                               ---------       -----------       ---------
Loss from operations ....................................       (186,350)         (650,501)       (836,851)
Interest income .........................................             --             2,480           2,480
Interest expense ........................................             --           (20,385)        (20,385)
                                                               ---------       -----------       ---------
Net loss ................................................      $(186,350)      $  (668,406)      $(854,756)
Series A Convertible Preferred Stock deemed non-cash
  dividend ..............................................             --                --              --
                                                               ---------       -----------       ---------
Net loss applicable to common stockholders ..............      $(186,350)      $  (668,406)      $(854,756)
                                                               =========       ===========       =========
Net loss per share -- basic and diluted .................      $   (4.17)      $     (0.37)      $   (1.00)
                                                               =========       ===========       =========
Shares used in per share calculation -- basic and
  diluted ...............................................         44,681         1,818,845         856,212
                                                               =========       ===========       =========


                                                                                                    FOR THE
                                                                                                  PERIOD FROM
                                                                                                   INCEPTION,
                                                                                                  MAY 15, 1998,
                                                               SIX MONTHS        SIX MONTHS         THROUGH
                                                                  ENDED            ENDED            JUNE 30,
                                                              JUNE 30, 1999     JUNE 30, 2000         2000
                                                              -------------     -------------     ------------
                                                               (unaudited)       (unaudited)       (unaudited)
OPERATING EXPENSES:
  Research and development ..............................      $     9,649       $ 1,244,980       $ 1,441,250
  Sales and marketing ...................................          147,909           229,622           381,256
  General and administrative ............................           13,776           269,730           758,677
                                                               -----------       -----------       -----------
          Total operating expenses ......................          171,334         1,744,332         2,581,183
                                                               -----------       -----------       -----------
Loss from operations ....................................         (171,334)       (1,744,332)       (2,581,183)
Interest income .........................................               --               827             3,307
Interest expense ........................................           (7,954)         (329,356)         (349,741)
                                                               -----------       -----------       -----------
Net loss ................................................         (179,288)       (2,072,861)       (2,927,617)
Series A Convertible Preferred Stock deemed non-cash
  dividend ..............................................               --          (519,110)         (519,110)
                                                               -----------       -----------       -----------
Net loss applicable to common stockholders ..............      $  (179,288)      $(2,591,971)      $(3,446,727)
                                                               ===========       ===========       ===========
Net loss per share -- basic and diluted .................      $     (0.12)      $     (0.55)      $     (2.68)
                                                               ===========       ===========       ===========
Shares used in per share calculation -- basic and
  diluted ...............................................        1,465,000         4,677,357         1,286,613
                                                               ===========       ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                                PANOPTICON, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF NET CAPITAL DEFICIENCY


                                                               CONVERTIBLE
                                                             PREFERRED STOCK                   COMMON STOCK
                                                         -------------------------      --------------------------
                                                          SHARES          AMOUNT          SHARES          AMOUNT
                                                         ---------      ----------      ----------       ---------
Balance at inception ..............................             --      $       --              --       $      --
Issuance of Common Stock to founders in
  exchange for services at $0.035 per share .......             --              --       4,000,000         140,000
Net loss ..........................................             --              --              --              --
                                                         ---------      ----------      ----------       ---------
Balance at December 31, 1998 ......................             --              --       4,000,000         140,000
Issuance of Common Stock at $0.035 per share ......             --              --         430,000          15,050
Exercise of options at $0.035 per share ...........             --              --          42,000           1,470
Purchase of warrants for cash .....................             --              --              --              --
Issuance of warrants to purchase Common Stock .....             --              --              --              --
Issuance of convertible debt with beneficial
  conversion feature ..............................             --              --              --              --
Value of options granted to non employees .........             --              --              --              --
Deferred stock-based compensation .................             --              --              --              --
Amortization of deferred stock-based
  compensation ....................................             --              --              --              --
Net loss ..........................................             --              --              --              --
                                                         ---------      ----------      ----------       ---------
Balance at December 31, 1999 ......................             --              --       4,472,000         156,520
Issuance of Series A Convertible Preferred
  Stock, net at $0.75 per share (unaudited) .......      1,007,178         755,382              --              --
Conversion of convertible debt into Series A
  Convertible Preferred Stock at $0.59 per
  share (unaudited) ...............................      1,213,581         722,004              --              --
Deemed non-cash dividend on Series A
  Convertible Preferred Stock (unaudited) .........             --              --              --              --
Deferred stock-based compensation (unaudited) .....             --              --              --              --
Amortization of deferred stock-based
  compensation (unaudited) ........................             --              --              --              --
Value of options granted to non employees
  (unaudited) .....................................             --              --              --              --
Conversion of convertible debt into Common
  Stock at $0.14 per share (unaudited) ............             --              --       1,050,343         150,000
Issuance of Common Stock from exercise of
  warrants at $0.035 per share (unaudited) ........             --              --          10,000             350
Issuance of Common Stock at $0.08 per share
  (unaudited) .....................................             --              --         236,019          19,831
Repurchase of Common Stock at $0.035 per share
  (unaudited) .....................................             --              --        (450,000)        (15,750)
Net loss (unaudited) ..............................             --              --              --              --
                                                         ---------      ----------      ----------       ---------
Balance at June 30, 2000 (unaudited) ..............      2,220,759      $1,477,386       5,318,362       $ 310,951
                                                         =========      ==========      ==========       =========


                                                                                          DEFICIT
                                                                                        ACCUMULATED
                                                         ADDITIONAL      DEFERRED        DURING THE        TOTAL NET
                                                          PAID-IN       STOCK-BASED      DEVELOPMENT        CAPITAL
                                                          CAPITAL      COMPENSATION         STAGE          DEFICIENCY
                                                         ----------    ------------     ------------       -----------
Balance at inception ..............................      $       --    $        --      $         --       $        --
Issuance of Common Stock to founders in
  exchange for services at $0.035 per share .......              --             --                --           140,000
Net loss ..........................................              --             --          (186,350)         (186,350)
                                                         ----------      ---------       -----------       -----------
Balance at December 31, 1998 ......................              --             --          (186,350)          (46,350)
Issuance of Common Stock at $0.035 per share ......              --             --                --            15,050
Exercise of options at $0.035 per share ...........              --             --                --             1,470
Purchase of warrants for cash .....................             100             --                --               100
Issuance of warrants to purchase Common Stock .....          62,606             --                --            62,606
Issuance of convertible debt with beneficial
  conversion feature ..............................         270,441             --                --           270,441
Value of options granted to non employees .........           9,229             --                --             9,229
Deferred stock-based compensation .................           8,250         (8,250)               --                --
Amortization of deferred stock-based
  compensation ....................................              --          3,769                --             3,769
Net loss ..........................................              --             --          (668,406)         (668,406)
                                                         ----------      ---------       -----------       -----------
Balance at December 31, 1999 ......................         350,626         (4,481)         (854,756)         (352,091)
Issuance of Series A Convertible Preferred
  Stock, net at $0.75 per share (unaudited) .......              --             --                --           755,382
Conversion of convertible debt into Series A
  Convertible Preferred Stock at $0.59 per
  share (unaudited) ...............................              --             --                --           722,004
Deemed non-cash dividend on Series A
  Convertible Preferred Stock (unaudited) .........         519,110             --          (519,110)               --
Deferred stock-based compensation (unaudited) .....         624,659       (624,659)               --                --
Amortization of deferred stock-based
  compensation (unaudited) ........................              --        206,571                --           206,571
Value of options granted to non employees
  (unaudited) .....................................          10,080             --                --            10,080
Conversion of convertible debt into Common
  Stock at $0.14 per share (unaudited) ............              --             --                --           150,000
Issuance of Common Stock from exercise of
  warrants at $0.035 per share (unaudited) ........              --             --                --               350
Issuance of Common Stock at $0.08 per share
  (unaudited) .....................................              --             --                --            19,831
Repurchase of Common Stock at $0.035 per share
  (unaudited) .....................................              --             --                --           (15,750)
Net loss (unaudited) ..............................              --             --        (2,072,861)       (2,072,861)
                                                         ----------      ---------       -----------       -----------
Balance at June 30, 2000 (unaudited) ..............      $1,504,475      $(422,569)      $(3,446,727)      $  (576,484)
                                                         ==========      =========       ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                                PANOPTICON, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                            FOR THE                        FOR THE
                                                          PERIOD FROM                    PERIOD FROM
                                                           INCEPTION,                     INCEPTION,
                                                          MAY 15, 1998,                  MAY 15, 1998,
                                                             THROUGH       YEAR ENDED      THROUGH
                                                           DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                              1998           1999            1999
                                                          ------------    -----------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ..........................................      $(186,350)      $(668,406)      $(854,756)
  Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization ..................             --           1,151           1,151
     Amortization of deferred stock-based
       compensation expense .........................             --           3,769           3,769
     Value of options granted to non employees ......             --           9,229           9,229
     Value of warrants issued to purchase
       Preferred Stock ..............................             --          62,606          62,606
     Issuance of Common Stock for services ..........        140,000              --         140,000
     Deemed non-cash interest on convertible
       debt with beneficial conversion feature ......             --         270,441         270,441
     Series A Preferred Stock deemed non-cash
       dividend .....................................             --              --              --
     Changes in current assets and liabilities:
       Prepaid expenses and other current
         assets .....................................           (113)        (10,896)        (11,009)
       Accounts payable .............................          2,616         113,971         116,587
       Accrued liabilities ..........................             --          63,838          63,838
       Changes in other assets ......................         (2,413)       (312,299)       (314,712)
                                                           ---------       ---------       ---------
          Net cash used in operating activities .....        (46,260)       (466,596)       (512,856)
                                                           ---------       ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment ................           (536)        (27,087)        (27,623)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of Common Stock ............             --          16,520          16,520
  Proceeds from purchase of warrants ................             --             100             100
  Net proceeds from issuance of Preferred Stock .....             --              --              --
  Repurchase of Common Stock ........................             --              --              --
  Net proceeds from issuance of debt ................             --              --              --
  Net proceeds from issuance of convertible debt ....         52,450         792,550         845,000
                                                           ---------       ---------       ---------
          Net cash provided by financing activities .         52,450         809,170         861,620
                                                           ---------       ---------       ---------
Net increase (decrease) in cash and cash
  equivalents .......................................          5,654         315,487         321,141
Cash and cash equivalents at beginning of period ....             --           5,654              --
                                                           ---------       ---------       ---------
Cash and cash equivalents at end of period ..........      $   5,654       $ 321,141       $ 321,141
                                                           =========       =========       =========
NON CASH ACTIVITIES:
  Conversion of convertible debt into
    Preferred Stock .................................      $      --       $      --       $      --
                                                           =========       =========       =========
  Conversion of convertible debt into Common
    Stock ...........................................      $      --       $      --       $      --
                                                           =========       =========       =========
  Deferred stock-based compensation .................      $      --       $   8,250       $   8,250
                                                           =========       =========       =========


                                                                                              FOR THE
                                                                                            PERIOD FROM
                                                                                             INCEPTION,
                                                                                            MAY 15, 1998,
                                                          SIX MONTHS      SIX MONTHS           THROUGH
                                                             ENDED           ENDED             JUNE 30,
                                                         JUNE 30, 1999   JUNE 30, 2000          2000
                                                         -------------   -------------      -----------
                                                          (unaudited)     (unaudited)        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ..........................................     $(179,288)      $(2,591,971)      $(3,446,727)
  Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization ..................            --            10,527            11,678
     Amortization of deferred stock-based
       compensation expense .........................         1,361           206,571           210,340
     Value of options granted to non employees ......            --            10,080            19,309
     Value of warrants issued to purchase
       Preferred Stock ..............................            --                --            62,606
     Issuance of Common Stock for services ..........            --                --           140,000
     Deemed non-cash interest on convertible
       debt with beneficial conversion feature ......            --                --           270,441
     Series A Preferred Stock deemed non-cash
       dividend .....................................            --           519,110           519,110
     Changes in current assets and liabilities:
       Prepaid expenses and other current
         assets .....................................           113            10,462              (547)
       Accounts payable .............................        14,014           246,444           363,031
       Accrued liabilities ..........................        19,624           229,738           293,576
       Changes in other assets ......................         1,743           274,840           (39,872)
                                                          ---------       -----------       -----------
          Net cash used in operating activities .....      (142,433)       (1,084,199)       (1,597,055)
                                                          ---------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment ................            --          (173,495)         (201,118)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of Common Stock ............         1,400            20,181            36,701
  Proceeds from purchase of warrants ................            --                --               100
  Net proceeds from issuance of Preferred Stock .....            --           755,382           755,382
  Repurchase of Common Stock ........................            --           (15,750)          (15,750)
  Net proceeds from issuance of debt ................            --           250,000           250,000
  Net proceeds from issuance of convertible debt ....       167,550                --           845,000
                                                          ---------       -----------       -----------
          Net cash provided by financing activities .       168,950         1,009,813         1,871,433
                                                          ---------       -----------       -----------
Net increase (decrease) in cash and cash
  equivalents .......................................        26,517          (247,881)           73,260
Cash and cash equivalents at beginning of period ....         5,654           321,141                --
                                                          ---------       -----------       -----------
Cash and cash equivalents at end of period ..........     $  32,171       $    73,260       $    73,260
                                                          =========       ===========       ===========
NON CASH ACTIVITIES:
  Conversion of convertible debt into
    Preferred Stock .................................     $      --       $   722,004       $   722,004
                                                          =========       ===========       ===========
  Conversion of convertible debt into Common
    Stock ...........................................     $      --       $   150,000       $   150,000
                                                          =========       ===========       ===========
  Deferred stock-based compensation .................     $   8,250       $   624,659       $   632,909
                                                          =========       ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                                PANOPTICON, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
   (INFORMATION AS OF JUNE 30, 2000 AND FOR THE SIX MONTHS ENDED JUNE 30, 2000
                             AND 1999 IS UNAUDITED)

NOTE 1 -- THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

        Panopticon, Inc. (the "Company") was incorporated on May 15, 1998 as a California corporation. The Company develops real-time recommendation technology and software to facilitate the personalization of on-line product promotions. The Company is considered to be in the development stage; no product revenue has been generated through June 30, 2000. Prior to generating significant revenues, the Company must complete the development of its software and successfully introduce its services into the market. The Company is subject to the risks associated with companies in the development stage, including reliance on key employees, the potential inability to successfully develop and market its products and services, competition from alternative channels and from large companies, and potential inability to secure adequate funding to finance future growth. The Company has incurred net operating losses since inception.

BASIS OF PRESENTATION

        As of December 31, 1999, the Company had an accumulated deficit of $854,756 ($3,446,727 at June 30, 2000), negative working capital and a net capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management expects to merge the Company (see Note 11) or to obtain additional working capital through debt or equity financing in order to fund its future operations and product development. These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

INTERIM FINANCIAL INFORMATION

        The interim financial information at June 30, 2000 and for the six-month period ended June 30, 2000 and 1999 is unaudited but, in the opinion of management, includes all adjustments consisting only of normal adjustments considered necessary for a fair presentation of the financial position and results of operations for the interim period. The results of operations for the six-month period ended June 30, 2000 are not necessarily indicative of the results to be expected for the full fiscal year.

USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

        Effective May 15, 1998 (date of inception), the Company adopted the provisions the AcSEC Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition", as amended by AcSEC Statement of Position 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2", and AcSEC Statement of Position 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." SOP 97-2 prescribes the accounting for sales of the Company's software licenses, annual software maintenance and technical support, and certain professional services. Under SOP 97-2, license revenue is recognized upon delivery of the software provided that (i) a license agreement has been executed with the customer, (ii) the Company has no remaining obligations to the customer, (iii) the fees for products are fixed and determinable, and (iv) collection of the license fee is considered probable. Maintenance revenues are recognized ratably over the maintenance period, which is generally one year. Fees for professional services are recognized as services are performed. For the period from inception to June 30, 2000, the Company has earned no revenue.

CASH EQUIVALENTS

        The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. At December 31, 1998 and 1999 and June 30, 2000, virtually all of the Company's cash was held in an interest bearing demand deposit money market account. The fair value is equal to the carrying value at December 31, 1998 and 1999 and June 30, 2000.

RESEARCH AND DEVELOPMENT

        Research and development costs, including direct and allocated expenses, are charged to operations as incurred.

CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents.

SOFTWARE DEVELOPMENT COSTS

        The Company has incurred costs in developing software and technology for resale. The Company applies the provisions of Statement of Financial Accounting Standard No. 86 ("SFAS No. 86"), "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed" and since the Company's product has not established technological feasibility, all costs incurred internally for creating the product have been charged to expense as research and development.

PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the related assets, generally three to five years. Gains and losses from the disposal of property and equipment are taken into income in the year of disposition. Repairs and maintenance costs are expensed as incurred.

INCOME TAXES

        Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ADVERTISING

        The Company expenses advertising costs as they are incurred. Advertising expenses have not been material.

NET LOSS PER SHARE

        Basic and diluted net loss per share are presented in conformity with the Statement of Financial Accounting Standard No. 128 ("SFAS No. 128"), "Earnings Per Share", for all periods presented. In accordance with SFAS No. 128, basic and diluted net loss per share has been computed by dividing net loss available to common stockholders by the weighted average number of vested common shares outstanding for the period. Diluted net loss per share is computed giving effect to all dilutive potential common stock, including options, non-vested common stock and preferred shares. Options, non-vested common stock and preferred shares were not included in the computation of diluted net loss per share in the periods reported because the effect would be antidilutive.

                                   FOR THE                           FOR THE                                            FOR THE
                                 PERIOD FROM                       PERIOD FROM                                        PERIOD FROM
                                  INCEPTION,                        INCEPTION,                                         INCEPTION,
                                 MAY 15, 1998,                     MAY 15, 1998,                                      MAY 15, 1998,
                                   THROUGH         YEAR ENDED        THROUGH        SIX MONTHS       SIX MONTHS         THROUGH
                                 DECEMBER 31,     DECEMBER 31,     DECEMBER 31,        ENDED            ENDED           JUNE 30,
                                     1998             1999             1999        JUNE 30, 1999    JUNE 30, 2000         2000
                                 ------------     ------------     ------------    -------------    -------------     ------------
                                                                                    (unaudited)      (unaudited)      (unaudited)
Net loss applicable
  to common stockholders .....   $  (186,350)     $  (668,406)     $  (854,756)     $  (179,288)     $(2,591,971)     $(3,446,727)
                                 ===========      ===========      ===========      ===========      ===========      ===========

Shares used in computing
  historical basic and
  diluted net loss per
  share applicable to
  common stockholders
  (denominator):
     Weighted average
      shares outstanding .....       153,192        4,210,500        2,622,872        4,006,667        5,319,574        3,000,367
     Less shares subject
      to repurchase ..........      (108,511)      (2,391,655)      (1,766,660)      (2,541,667)        (642,217)      (1,713,754)
                                 -----------      -----------      -----------      -----------      -----------      -----------
     Denominator for pro
      forma basic and
      diluted net loss
      per share ..............        44,681        1,818,845          856,212        1,465,000        4,677,357        1,286,613
                                 ===========      ===========      ===========      ===========      ===========      ===========
Basic and diluted net
  loss per share .............   $     (4.17)     $     (0.37)     $     (1.00)     $     (0.12)     $     (0.55)     $     (2.68)
                                 ===========      ===========      ===========      ===========      ===========      ===========

        Weighted average antidilutive securities which are excluded in the diluted net loss per share calculation for the periods are as follows:

                                          FOR THE PERIOD               FOR THE PERIOD                                FOR THE PERIOD
                                          FROM INCEPTION,              FROM INCEPTION,                               FROM INCEPTION,
                                           MAY 15, 1998,                MAY 15, 1998,                                 MAY 15, 1998,
                                             THROUGH       YEAR ENDED      THROUGH       SIX MONTHS    SIX MONTHS        THROUGH
                                           DECEMBER 31,   DECEMBER 31,  DECEMBER 31,   ENDED JUNE 30, ENDED JUNE 30,     JUNE 30,
                                              1998            1999          1999           1999            2000            2000
                                          --------------   ----------- --------------- -------------- --------------  --------------
                                                                                        (unaudited)    (unaudited)      (unaudited)
Non vested Common Stock .................     108,511      2,391,655      1,766,660      2,541,667       642,217         1,713,754
Common Stock options ....................          --         20,000         12,308             --       478,167           121,922
Series A Convertible Preferred Stock ....          --             --             --             --       727,000           169,200
Series A Preferred Warrants .............          --             --             --             --        46,140            10,856
Common Stock warrants ...................          --          5,000          3,077             --        23,333             7,843
                                            ---------      ---------      ---------      ---------     ---------         ---------
                                              108,511      2,416,655      1,782,045      2,541,667     1,916,857         2,023,575
                                            =========      =========      =========      =========     =========         =========


STOCK-BASED COMPENSATION

        The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25"), "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." Accordingly, the Company recognizes no compensation expense for stock options granted to employees with an exercise price equal or in excess of fair value of the shares on the date of grant.

        Grants of stock options and warrants to non-employees are accounted for in accordance with SFAS No. 123 and related interpretations. Stock awards are valued using the Black-Scholes option pricing model and are expensed over the period of service provided.

OTHER ASSETS

        Other assets consist primarily of deposits associated with operating leases.

COMPREHENSIVE INCOME

        Effective May 15, 1998, the Company adopted the provisions of Statement of Financial Accounting Standard No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income (loss). The Company's comprehensive net loss was the same as its net loss for the period from inception to December 31, 1998, the year ended December 31, 1999 and the six months ended June 30, 2000.

RECENT ACCOUNTING PRONOUNCEMENTS

        In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and hedging activities. SFAS No. 133, as amended, is effective for all fiscal quarters beginning after June 15, 2000. As the Company does not currently engage in any such activity, SFAS No. 133 is not expected to have any effect on the Company's results of operations, financial position or cash flows.

        In December 1999, the Securities and Exchange Commission ("SEC") issued SEC Staff Accounting Bulletin No 101 ("SAB 101"), "Revenue Recognition in Financial Statements," as amended by SAB 101A and 101B. SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. SAB 101 is effective for years beginning after December 15, 1999 and is required to be reported beginning in the quarter ended December 31, 2000. SAB 101 is not expected to have a significant effect on the Company's results of operations, financial position or cash flows.

        In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25". FIN 44 clarifies certain elements of APB Opinion No. 25 and, among other issues, this interpretation clarifies: the definition of employee for purposes of applying APB Opinion No. 25, the criteria for determining whether a plan qualifies as non-compensatory, the accounting consequences of various modifications to the terms of a previously fixed stock option award, and the accounting for an exchange of stock compensation in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that have occurred after either December 15, 1998 or January 12, 2000. The Company does not believe that the adoption of this interpretation will have a material impact on the Company's results of operations, financial position or cash flows.

NOTE 2 -- PROPERTY AND EQUIPMENT:

        Property and equipment consist of the following:

                                                    DECEMBER 31,
                                             ------------------------        JUNE 30,
                                                1998           1999            2000
                                             ---------      ---------       ---------
                                                                           (unaudited)
PROPERTY AND EQUIPMENT, NET:
  Computer equipment and software .....      $      --      $      --       $ 145,936
  Office equipment ....................            536             --           4,985
  Furniture and fixtures ..............             --             --          17,584
  Building improvements ...............             --         27,623          32,613
                                             ---------      ---------       ---------
                                                   536         27,623         201,118
Less: Accumulated depreciation ........             --         (1,151)        (11,678)
                                             ---------      ---------       ---------
                                             $     536      $  26,472       $ 189,440
                                             =========      =========       =========

        Depreciation expense for the period from inception, May 15, 1998, through December 31, 1998, the year ended December 31, 1999 and the six months ended June 30, 2000 was $0, $1,151 and $11,678, respectively.

NOTE 3 -- DEBT:

        Debt consists of the following:

                                                             DECEMBER 31,
                                                      ------------------------        JUNE 30
                                                        1998           1999             2000
                                                      ---------      ---------       ---------
                                                                                    (unaudited)
Convertible subordinated promissory notes,
  8%, due February 2004 ........................      $  52,450      $ 845,000       $      --
Promissory note, 6%, due December 2000 .........             --             --         250,000
                                                      ---------      ---------       ---------
                                                         52,450        845,000         250,000
Less: Current portion due December 2000 ........             --       (625,000)       (250,000)
                                                      ---------      ---------       ---------

Long-term portion ..............................      $  52,450      $ 220,000       $      --
                                                      =========      =========       =========

CONVERTIBLE SUBORDINATED PROMISSORY NOTES

        The Company had convertible subordinated promissory notes payable to the founders of the Company and subsequent investors. At December 31, 1998 and 1999 and June 30, 2000, the Company had borrowings outstanding under these arrangements of $52,450, $845,000 and $0, respectively, and owed interest of $2,400, $24,000 and $0, respectively. The promissory notes and their related interest were converted into 1,231,581 shares of Series A Convertible Preferred Stock and 1,050,343 shares of Common Stock during the six-month period ended June 30, 2000.

PROMISSORY NOTE

        At June 30, 2000, the Company had $250,000 outstanding and due under an unsecured promissory note with Selby Venture Partners, a stockholder. The note is payable on demand any time after December 13, 2000. The carrying value of the note approximates its fair value.

NOTE 4 -- BENEFICIAL CONVERSION FEATURE ON CONVERTIBLE DEBT:

        The Company issued convertible subordinated promissory notes of $845,000 in 1999. The notes provided for their conversion into shares of the Company's capital stock upon the consummation of a future equity financing of at least $1,000,000 at discounts from the stock's fair value ranging from 15% to 40%. These conversion features are deemed to be beneficial conversion features under Emerging Issues Task Force Consensus 98-5 ("EITF 98-5"), "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." Accordingly, the difference between the note per share conversion price and the deemed fair value per share of the Company's Common Stock at the date of issuance of the notes - $270,441 (intrinsic value) was allocated to additional paid-in capital. This amount was recorded as a deferred interest charge as of December 31, 1999 because the conversion feature was not exercisable until the consummation of the future equity financing, an event beyond the control of the note holders. The amount was recorded as a charge to interest expense in the six months ended June 30, 2000 upon the successful completion of the Company's Preferred Stock financing at which time the notes were converted into shares of the Company's Preferred and Common stock.

NOTE 5 -- COMMITMENTS:

LEASES

        The Company leases office space and a copier under noncancelable operating leases with expiration dates in August 2002 and April 2004, respectively. Rent expense for the period from inception, May 15, 1998, through December 31, 1998, the year ended December 31, 1999 and the six months ended June 30, 2000, was $6,314, $54,317, and $95,607, respectively.

        Future minimum lease payments under noncancelable operating leases are as follows:

                                                     AT           AT
                                                 DECEMBER 31,   JUNE 30,
                                                    1999          2000
                                                 ------------   --------
                                                               (unaudited)
YEARS ENDED DECEMBER 31,
  2000 .....................................      $145,755      $ 73,288
  2001 .....................................       146,575       146,575
  2002 .....................................        98,537        98,537
  2003 .....................................         2,460         2,460
  2004 .....................................           820           820
                                                  --------      --------
          Total minimum lease payments .....      $394,147      $321,680
                                                  ========      ========

NOTE 6 -- INCOME TAXES:

        Due to operating losses and the Company's inability to recognize an income tax benefit from these losses, there is no provision for income taxes for 1999 and 1998. The difference between the provision for income taxes and the amount computed by applying the federal statutory income tax rate (34%) to income before taxes is explained below:

                                                   FOR THE
                                                 PERIOD FROM
                                                  INCEPTION,
                                                    MAY 15,
                                                 1998, THROUGH    YEAR ENDED
                                                  DECEMBER 31,    DECEMBER 31,
                                                      1998            1999
                                                 --------------   -----------
Tax (benefit) at federal statutory rate .....      $ (63,000)      $(227,000)
Nondeductible stock compensation ............         49,000)             --
Loss for which no tax benefit is
  currently recognizable ....................         14,000         227,000
                                                   ---------       ---------
Tax provision (benefit) .....................            $--             $--
                                                   =========       =========

        Significant components of the Company's deferred tax assets are as follows:

                                                    DECEMBER 31,
                                              -------------------------
                                                 1998            1999
                                              ---------       ---------
DEFERRED TAX ASSETS:
  Net operating loss carryforwards .....      $  17,000       $ 300,000
Less: Valuation allowance ..............        (17,000)       (300,000)
                                              ---------       ---------
Net deferred tax assets ................            $--             $--
                                              =========       =========

        Statement of Financial Accounting Standard No. 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Based upon the weight of available evidence, which includes the Company's historical operating performance and the reported cumulative net losses in all prior years, the Company has provided a full valuation allowance against its net deferred tax assets.

        The valuation allowance increased by $283,000 and $17,000 during the year ended December 31, 1999 and the period from inception, May 15, 1998, through December 31, 1998, respectively.

        As of December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $800,000 each. The net operating loss will expire at various dates beginning in 2005 through 2019, if not utilized.

        Utilization of the net operating loss and tax credit carryforwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

NOTE 7 -- CONVERTIBLE PREFERRED STOCK:

        Convertible Preferred Stock at June 30, 2000 consists of the following:


                                                              PROCEEDS
                        SHARES                                 NET OF
               --------------------------     LIQUIDATION     ISSUANCE
SERIES         AUTHORIZED     OUTSTANDING       AMOUNT          COSTS
------         ----------     -----------     -----------     ---------
A ......       2,500,000       2,220,759      $1,477,386      $1,477,386

        The holders of Series A Convertible Preferred Stock have various rights and preferences as follows:

VOTING

        Each share of Series A Convertible Preferred Stock entitles its holders to voting rights equal to an equivalent number of shares of Common Stock into which each share is convertible on the record date of the vote and may vote together as one class with the Common Stock.

        Holders of Series A Convertible Preferred Stock, voting as a separate class, have the right to elect one member of the Company's Board of Directors; and holders of Common Stock, voting as a separate class, have the right to elect the remaining members of the Company's Board of Directors.

DIVIDENDS

        Holders of Series A Convertible Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.06 per share, when and if declared by the Board of Directors prior and in preference to payment of any dividend (other than dividends payable solely in Common Stock of the Company) with respect to Common Stock. No dividends on Series A Convertible Preferred Stock or Common Stock have been declared by the Board from inception through June 30, 2000.

LIQUIDATION

        In the event of any liquidation, dissolution, sale, merger, or winding up of the Company, either voluntary or involuntary, the holders of Series A Convertible Preferred Stock are entitled to receive an amount of $0.75 per share, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably among the holders of Series A Convertible Preferred Stock. Any assets and funds remaining after satisfaction of the liquidation preferences will be distributed ratably among the holders of Common Stock.

CONVERSION

        Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder into Common Stock, according to a conversion ratio (subject to adjustment for dilution). Alternatively, each share of Series A Convertible Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of Common Stock at a per share price of at least $3.00 per share with gross proceeds of at least $5,000,000 or (2) the consent of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock.

        The conversion ratio as of June 30, 2000 was 1:1.

        The Company has reserved 2,500,000 shares of Common Stock for the conversion of Series A Convertible Preferred Stock.

NOTE 8 -- COMMON STOCK:

        The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000,000 shares of no par value Common Stock and 2,500,000 share of no par value Series A Convertible Preferred Stock. A portion of the shares sold are subject to rights of repurchase by the Company, which rights of repurchase generally lapse over a four year period from the earlier of grant date or employee hire date, as applicable. At June 30, 2000, 642,217 shares of Common Stock were subject to rights of repurchase by the Company.

WARRANTS AND OPTIONS FOR COMMON STOCK ISSUED TO CONSULTANTS AND NON-EMPLOYEES

        During the year ended December 31, 1999, the Company issued a warrant to a consultant for the purchase of 100,000 shares of the Company's Common Stock at a price of $0.035 per share in return for services received. The fair value of the warrant was determined using the Black-Scholes method and the following assumptions: expected life 5 years, exercise price $0.035, deemed fair value of Common Stock on date of grant $0.40, expected dividend yield of 0%, risk free rate of 6%, and expected volatility of 0.60 to be $36,068.

        During the year ended December 31, 1999, the Company issued warrants to a non-employee for the purchase of 40,000 shares of the Company's Common Stock at a price of $0.10 per share in return for services received. The fair value of each warrant was determined using the Black-Scholes method and the following assumptions: expected life 3 years, exercise price $0.10, deemed fair value of Common Stock on date of grant $0.40, expected dividend yield of 0%, risk free rate of 6%, and expected volatility of 0.60 to be $12,213.

        During the year ended December 31, 1999, and the six months ended June 30, 2000, the Company recorded compensation expense of $9,229 and $10,080, respectively, for fair value of options issued to non-employees calculated using the Black-Scholes pricing model.

        The unvested warrant or option shares held by consultants have been and will be marked-to-market using the estimates of fair value at the end of each accounting period pursuant to the FASB's Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

COMMON STOCK RESERVED FOR ISSUANCE

        Shares of the Company's Common Stock have been reserved for issuance as of December 31, 1999 and June 30, 2000 as follows:

                                                       AT             AT
                                                  DECEMBER 31,     JUNE 30,
                                                      1999           2000
                                                  -----------     ---------
                                                                  (unaudited)
Unvested Common Stock .......................      2,000,694      1,110,233
Common Stock warrants .......................         20,000         40,000
Common Stock options ........................        928,000        542,000
Series A Convertible Preferred Stock ........             --        279,241
Preferred Stock warrants ....................             --        122,646

NOTE 9 -- STOCK OPTION PLANS:

        In 1999 the Company adopted the 1999 Stock Plan (the "Plan"). The Plan provides for the granting of stock options to employees, directors and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees. Nonqualified stock options ("NSO") may be granted to Company employees, directors and consultants. The Company has reserved 1,000,000 shares of Common Stock for issuance under the Plan.

        Options under the Plan may be granted for periods of up to ten years and at prices no less than 100% of the estimated fair value of the shares on the date of grant as determined by the Company's Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% or greater shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable only upon vesting. To date, options granted generally vest over five years.

        During the year ended 1999 and the six months ended June 30, 2000, the Company recorded $8,250 and $624,659, respectively, of deferred stock compensation for the excess of the deemed fair market value over the exercise price at the date of grant related to certain options granted to employees and directors in those years. Such compensation expense is being recognized ratably over the period in which the underlying options vest.

        Pro forma information regarding net income is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using the Black-Scholes method and the following assumptions: expected life of the option 4 years, risk free interest rate of 6%, dividend yield of 0% and expected volatility of 0.60. For the period from inception, May 15, 1998, to December 31, 1998, the year ended December 31, 1999 and the six months ended June 30, 2000, the effect of the SFAS No. 123 calculation on reported net loss and net loss per share was not material.

        The following table summarizes activities under the Plan:

                                                                         OPTIONS OUTSTANDING
                                                                  ------------------------------------
                                             SHARES AVAILABLE                         WEIGHTED-AVERAGE
                                                FOR GRANT         NUMBER OF SHARES     EXERCISE PRICE
                                             ----------------     ----------------    ----------------
Balance at December 31, 1998 .............              --                   --                $--
  Authorized .............................       1,000,000                   --
  Granted ................................         (72,000)              72,000              0.035
  Exercised ..............................              --              (42,000)             0.035
                                                ----------           ----------             ------
Balance at December 31, 1999 .............         928,000               30,000              0.035
  Authorized (unaudited) .................         450,000                   --                 --
  Granted (unaudited) ....................      (1,036,000)           1,036,000              0.061
  Exercised (unaudited) ..................              --                   --                 --
  Canceled (unaudited) ...................         200,000             (200,000)             0.035
                                                ----------           ----------             ------
Balance at June 30, 2000 (unaudited) .....         542,000              866,000             $0.037
                                                ==========           ==========             ======

                    OPTIONS OUTSTANDING AT
                        JUNE 30, 2000
                  -------------------------
                                WEIGHTED     OPTIONS EXERCISABLE AT
                                 AVERAGE           JUNE 30, 2000
                                REMAINING    -----------------------
EXERCISE            NUMBER     CONTRACTUAL     NUMBER       EXERCISE
  PRICE           OF SHARES       LIFE       OUTSTANDING      PRICE
--------          --------     -----------   -----------    --------
$0.035 .....       446,500      9.5 years       38,749      $  0.035
$0.100 .....       419,500      9.6 years          938      $  0.100
                  --------                    --------
                   866,000                      39,687
                  ========                    ========

        All options granted in the period from inception, May 15, 1998, to December 31, 1998, the year ended December 31, 1999 and the six months ended June 30, 2000 were granted with an exercise price below the deemed fair value of the Company's Common Stock on the date of grant. The weighted-average fair value of options granted in the period from inception, May 15, 1998, to December 31, 1998, the year ended December 31, 1999 and the six months ended June 30, 2000 were $0, $0.17 and $0.78, respectively.

NOTE 10 -- EMPLOYEE BENEFIT PLANS:

        The Company sponsors a 401(k) defined contribution plan covering all employees. Matching contributions by the Company for the period from inception, May 15, 1998, through December 31, 1998, the year ended December 31, 1999 and the six months ended June 30, 2000 were $0, $0 and $3,269, respectively.

NOTE 11-- SUBSEQUENT EVENTS (UNAUDITED):

MERGER WITH BROADBASE SOFTWARE, INC.

        On July 7, 2000, the Company entered into a definitive agreement to be acquired by Broadbase Software, Inc. ("Broadbase"). Under the terms of the definitive agreement, Broadbase issued approximately 3,180,000 shares of its common stock, options and warrants in exchange for all outstanding shares of common and preferred stock, options and warrants of the Company. The transaction was accounted for by Broadbase as a purchase. The acquisition closed on September 15, 2000.

REPURCHASE OF COMMON STOCK

        On May 15, 2000, the Company repurchased a total of 450,000 shares of unvested Common Stock from three of the five founders at $0.035 per share, the amount of the original exercise price.

WARRANTS FOR COMMON STOCK ISSUED TO A CONSULTANT AND A NON-EMPLOYEE

        On July 5, 2000, the Company issued a warrant to a consultant for the purchase of 120,000 shares of the Company's Common Stock at a price of $2.00 per share in return for services received. The fair value of the warrant was determined using the Black-Scholes method and the following assumptions: expected life 5 years, exercise price $2.00, deemed fair value on date of grant $11.15, expected dividend yield of 0%, risk free rate of 6%, and expected volatility of 0.60 to be $1,125,627 .

        On July 5, 2000, the Company issued a warrant to a non-employee for the purchase of 100,000 shares of the Company's Common Stock at a price of $2.00 per share in return for services received. The fair value of the warrant was determined using the Black-Scholes method and the following assumptions: expected life 3 months, exercise price $2.00, deemed fair value on date of grant $11.15, expected dividend yield of 0%, risk free rate of 6%, and expected volatility of 0.60 to be $915,804.

        On September 1, 2000, the Company issued a warrant to a consultant for the purchase of 20,000 shares of the Company's Common Stock at a price of $2.00 per share in return for services received. The fair value of the warrant was determined using the Black-Scholes method and the following assumptions: expected life 5 years, exercise price $2.00, deemed fair value on date of grant $7.65, expected dividend yield of 0%, risk free rate of 6%, and expected volatility of 0.60 to be $122,029.

WARRANTS FOR SERIES A CONVERTIBLE PREFERRED STOCK ISSUED TO CONSULTANTS AND NON-EMPLOYEES

        On April 12, 2000, the Company issued a warrant to a non-employee for the purchase of 62,795 shares of the Company's Series A Convertible Preferred Stock at a price of $0.75 per share in return for services received. The fair value of the warrant was determined using the Black-Scholes method and the following assumptions: expected life 5 years, exercise price $0.75, deemed fair value of the Preferred Stock on date of grant $0.75, expected dividend yield of 0%, risk free rate of 6%, and expected volatility of 0.60 to be $26,707.

        On June 2, 2000, the Company issued warrants to consultants for the purchase of 19,851 shares of the Company's Series A Convertible Preferred Stock at a price of $0.75 per share in return for services received. The fair value of the warrant was determined using the Black-Scholes method and the following assumptions: expected life 5 years, exercise price $0.75, deemed fair value of the Preferred Stock on date of grant $7.50, expected dividend yield of 0%, risk free rate of 6%, and expected volatility of 0.60 to be $132,828.

        On June 2, 2000, the Company issued a warrant to a non-employee for the purchase of 40,000 shares of the Company's Series A Convertible Preferred Stock at a price of $0.675 per share in return for services received. The fair value of the warrant was determined using the Black-Scholes method and the following assumptions: expected life 5 years, exercise price $0.675, deemed fair value of the Preferred Stock on date of grant $7.50, expected dividend yield of 0%, risk free rate of 6%, and expected volatility of 0.60 to be $269,923.

        The unvested warrant or option shares held by consultants have been and will be marked-to-market using the estimates of fair value at the end of each accounting period pursuant to the FASB's Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

SERIES A CONVERTIBLE PREFERRED STOCK DIVIDEND

        In April 2000 and June 2000, the Company issued 1,375,153 and 845,606 shares respectively of Series A Convertible Preferred Stock in exchange for $755,382 of cash and the retirement of $722,004 of convertible promissory notes, including accrued interest, for a total issuance price of $1,477,386 (see Note
7). The difference between the deemed fair value of the preferred stock and the actual issuance price has been recorded as a deemed dividend totaling $519,110 in the six months ended June 30, 2000.